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                                                                    EXHIBIT 99.4

                             STOCK OPTION AGREEMENT
                          BRAUN'S FASHIONS CORPORATION

                          (Non-Qualified Stock Option)




Name of Director:                   Donald D. Beeler

Date of Grant:                      July 17, 1997

Number of Shares:                   15,000

Exercise Price Per Share:           $8.75


                     This STOCK OPTION AGREEMENT (the "Agreement") made as of July 17, 1997 between Braun's Fashions Corporation (the "Company") and the above-named individual, a non-employee director of the Company (the "Director"), to record the granting of an option.

                      1. GRANT OF OPTION: The Company has granted to the Director, subject to the terms and conditions of this Agreement, the option to purchase from the Company an aggregate of 15,000 shares of Common Stock ($.01 par value) of the Company at the purchase price of $8.75 per share, such option to be exercisable as hereinafter provided.

                      2. EXPIRATION DATE: This option shall expire on July 17, 2007 (the "Expiration Date").

                      3. EXERCISE OF OPTION:

                     a. Subject to Section 8 hereof, this option shall become exercisable with respect to 33-1/3% of the shares of Common Stock subject hereto on the first anniversary date of the grant of this option July 17, 1998, and with respect to an additional 33-1/3% of such shares on each of the second and third anniversary dates of the grant of this option.

                     b. This option may be partially exercised from time to time. This option may not be exercised after the Expiration Date.

                     c. Notwithstanding the foregoing, this option shall not be exercisable for a fractional share of stock.

                     d. Any exercise of this option shall be made in writing duly executed and delivered to the Company specifying the number of shares as to which the option is being

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         exercised in the form of the Subscription Form for Exercise attached hereto. Schedule I of this Agreement shall be made available to the Company at the time of exercise for notation of any partial exercise.

                      4. PAYMENT OF OPTION PRICE:

                     a. On the date of any exercise of this option, the purchase price of the shares as to which this option is being exercised shall be due and payable and shall be made in cash or by check or by delivery of shares of Common Stock of the Company registered in the name of the Director, duly assigned to the Company with respect to the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, and with all necessary transfer tax stamps affixed, or by a combination of the foregoing, any such shares so delivered to be deemed to have a value per share equal to the fair market value of the shares on such date, as determined by the Company's Board of Directors.

                     b. At the time of any exercise of this option, the Director shall pay to the Company or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of an option.

                      5. OPTION NONTRANSFERABLE: This option is not transferable otherwise than by will or the laws of descent and distribution and is exercisable during the Director's lifetime only by the Director or his guardian or legal representative.

                      6. RIGHTS AS A SHAREHOLDER: The Director shall have no rights as a shareholder with respect to any of the shares covered by this option until the date of issuance to the Director of a stock certificate for such shares, and no adjustment shall be made for any dividends or other rights the record date of which is prior to the date such stock certificate is issued.

                      7. GENERAL RESTRICTIONS:

                     a. At the time of any exercise of this option, the Director shall furnish the Company with a representation that he is acquiring the shares issued upon such exercise as an investment and not with a view to, or for sale in connection with, the distribution of any such shares; provided, however, that such representation need not be furnished in the event the shares issued upon such exercise are registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                     b. The Company will not be obligated to issue shares of Common Stock covered by this option if counsel to the Company determined that such issuance would violate any law or regulation of any governmental authority or any agreement between the Company and the National Association of Securities Dealers ("NASD") or any national securities exchange upon which the Common Stock is then quoted or listed. In connection with any issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. This option shall be subject to the

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         requirement that if at any time the Board of Directors of the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to this option upon NASDAQ, any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, this option or the issue or purchase of shares under this option, this option shall be subject to the condition that such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Company.

                     c. Certificates evidencing shares of Common Stock issued pursuant to this Agreement shall bear such legend describing restrictions on transfer hereof as the Company's counsel shall deem necessary and appropriate until such time the Company's counsel determines that such legend is no longer necessary or appropriate.

                      8. TERMINATION:

                     a. Except as provided in this Section 8(a) and Section 8(b) hereof, an option may not be exercised by a Director unless such Director is then serving as a member of the Board of Directors. In the event that the service of a Director as a member of the Board of Directors shall terminate (other than by reason of death or Disability), all options of such Director that are exercisable at the time of such termination of services as a member of the Board of Directors may, unless earlier terminated in accordance with their terms, be exercised within ninety (90) days after the date of such termination of service as a member of the Board of Directors.

                     b. If a Director shall die while serving as a member of the Board of Directors, or within ninety (90) days after the date of such Director's termination of service as a member of the Board of Directors, or if such Director's termination of service as a member of the Board of Directors shall be due to Disability, all options theretofore granted to such Director (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by such Director or by such Director's estate or by a person who acquired the right to exercise such options by bequest or inheritance or otherwise by reason of death or disability of such Director, at any time within one year after the date of death or disability of such Director. In the event that an option granted hereunder shall be exercised by the legal representatives of a deceased or former Director written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such option.

                      9. ADJUSTMENT OF SHARES:

                     a. If there is any change in the number of issued and outstanding shares of Common Stock of the Company through the declaration of extraordinary dividends, stock dividends, recapitalization, stock splits, or combinations or exchanges of such shares, or other similar transactions, the number of shares of Common Stock available for awards under the Plan, the number of such shares covered by this option, and the price per share of outstanding options shall be adjusted accordingly by the Company to reflect such change in the number

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         of issued and outstanding shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

                     b. In the event of the dissolution or liquidation of the Company, in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or in the event of a merger or consolidation of the Company with another entity, or other similar transactions, the Company may provide that a Director shall have the right to exercise an option (at its then Option Price) or to receive in respect of other types of awards the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division, or merger or consolidation by a Director of the number of shares of Common Stock subject to such award for which such award might have been exercised or realized immediately prior to such dissolution, liquidation, or corporate separation or division, or merger or consolidation.

                     10. BENEFICIARY: A Director may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Company and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Director, the executor or administrator of the Director's estate shall be deemed to be the Director's beneficiary.

                     11. GOVERNING LAW: This Agreement shall be governed by the laws of the State of Delaware.

                     12. SECTION 422A: The options granted hereby are not intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986 as amended.

                     13. NOTICES: All notices to the Company shall be in writing and sent by certified or registered mail or by a nationally recognized overnight mail service, postage prepaid, to the Company at its offices at 2400 Xenium Lane North, Plymouth, Minnesota 55441 or such other address as the Company shall from time to time notify the Director in writing. All notices to the Director shall be in writing and sent by certified or registered mail or by a nationally recognized overnight mail service, postage prepaid, to the Director at the address set forth on the signature page(s) hereof or such other address as the Director shall from time to time notify the Company in writing. All notices shall be deemed to have been given when mailed.

                     14. CONFLICTS: As a condition to the granting of the option contained herein, the Director agrees that any dispute or disagreement with respect to this Agreement or such option shall be determined by the majority of disinterested directors on the Board of Directors in its sole discretion, and that their interpretation of the terms of this Agreement shall be final, binding and conclusive.

                     IN WITNESS WHEREOF, each the Company and the Director has caused this Stock Option Agreement to be executed on the date set forth opposite the respective signatures.

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Dated:  July 17, 1997                    BRAUN'S FASHIONS CORPORATION
      ---------------------------


                                         By:  /s/ Nicholas H. Cook
                                            -----------------------------------
                                            Nicholas H. Cook


Dated:  August 25, 1997                  DIRECTOR
      ---------------------------


                                         /s/ Donald D. Beeler
                                         --------------------------------------
                                         Donald D. Beeler





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                                   SCHEDULE I


Date of           No. of Shares      Balance of       Authorized       Notation
Exercise           Purchased        Option Shares     Signature          Date
----------       ----------------   --------------   ------------     ----------








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                         SUBSCRIPTION FORM FOR EXERCISE

                    (To be executed by the holder desiring to
                      exercise the right to purchase shares
                          subject to the within option)


                     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within option for, and to purchase thereunder, ___________ shares of Common Stock, $.0l par value per share of BRAUN'S FASHIONS CORPORATION, a Delaware corporation (the "Company"), as provided therein and herewith makes payment of the purchase price in full and requests that certificates for such securities be issued in the name of:



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                      Name (Please print in block letters)


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                                     Street


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    City                              State                         Zip


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           (Please insert Social Security or other identifying number)



and, if said number of shares shall not be all of the shares issuable thereunder, that any partial exercise of the within option shall be noted on
Schedule 1 thereof which is delivered herewith.



Dated:                                    ----------------------------------
      ----------------------------                     Signature



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